                                                                    EXHIBIT 10.8

                              EMPLOYMENT AGREEMENT
                              --------------------

      This EMPLOYMENT AGREEMENT (the "Agreement"), dated as of the 1st day of August, 1996 is by and between Styles on Video, Inc., a California corporation ("Employer"), and K. Eugene Shutler, an individual ("Employee").


                                  WITNESSETH:

      WHEREAS, in recognition of the valuable nature of Employee's financial and management capabilities to the business of Employer, Employer desires to enter into this Agreement with Employee to be effective as of the date above first written (the "Effective Date"); and

      WHEREAS, Employee desires to enter into this Agreement with Employer and to be employed by Employer in the capacity, for the period, and on the terms and conditions set forth herein;

      NOW THEREFORE, for and in consideration of the mutual covenants, agreements and conditions contained herein, the parties hereto intending to be legally bound do hereby covenant and agree as follows:

      1.  EMPLOYMENT
          ----------

          (a) Employer hereby agrees to employ Employee, and Employee hereby agrees to serve Employer, as Chief Executive Officer of Employer, and, subject to the direction of the Board of Directors of Employer to perform such duties, functions and responsibilities commensurate with and appropriate to such position, and as the same may be from time to time set forth in the Bylaws of Employer or otherwise delegated to Employee by the Board of Directors of Employer.

          (b) Employee shall receive from Employer the necessary power and authority to carry out and discharge such duties, functions and responsibilities.

          (c) Employee shall be a full time employee of Employer and shall devote his best efforts to the performance, discharge and fulfillment of all such duties, functions and responsibilities.

          (d) Employee will perform his services in the greater Los Angeles metropolitan area (including, without limitation, Ventura County), or at such other location as may be mutually agreed upon by Employee and the Board of Directors of Employer.

          (e) Employee shall be appointed to the Board of Directors of Employer and each of its subsidiaries (including majority-owned subsidiaries).

      2.  TERM OF EMPLOYMENT
          ------------------

          (a) Employment of Employee hereunder shall be effective on the Effective Date and shall, subject to earlier termination pursuant to Section 6 hereof, continue for a period of two (2) years thereafter, provided that this Agreement shall renew automatically for successive one year periods, unless during the thirty (30) day period commencing one hundred and twenty (120) days prior to the applicable termination date, either the Employer or Employee notifies the other in writing that this Agreement shall not be so extended. The period during which this Agreement shall be in effect, including any extensions, is referred to as "Term." The covenants and obligations of Employee pursuant to Sections 7 and 8 hereof shall survive the expiration of this Agreement.

          (b) In the event of the termination of Employee's employment without Cause (as defined below), Employer shall pay to Employee a termination benefit equal to (i) 50% of the Annual Base Salary in effect as of the date of termination (payable in accordance with Section 3(b) hereof), plus (ii) any Incentive Bonus accrued and unpaid as of the date of such termination. Employee shall have no obligation to seek other employment, but the Employer's obligation to pay the benefit described in clause (i) above shall be reduced dollar for dollar to the extent of Employee's earnings from employment or self-employment (not including investment income) during the six-month period following such termination. Upon any termination without Cause, all of the Warrants (as defined below), shall become immediately fully vested and exercisable.

          (c) In the event of the termination of Employee's employment for Cause, Employer shall pay to Employee the unpaid portion of the Annual Base Salary through the effective date of termination and the Incentive Bonus, to the extent it is accrued and unpaid as of such date. On a termination for Cause, further vesting of the Warrants shall cease, but such termination shall not affect Warrants vested prior to such termination.

          (d) In the event the employment of Employee is terminated within six months following a Change of Control (as hereinafter defined) other than a voluntary termination by Employee in the absence of a breach of this Agreement by Employer, the Employer shall pay to the Employee on the thirtieth (30th) day following such termination a termination benefit equal to (i) the greater of 100% of the Annual Base Salary in effect as of the date of termination through the end of the Term or, if the unexpired portion of the Term is less than twelve
(12) months, the Annual Base Salary for a full twelve (12) month period regardless of the length of the unexpired Term, plus (ii) any Incentive Bonus then accrued and unpaid. The Employee agrees that his right to receive the termination benefit described in this Section 2(d) shall be the sole and exclusive remedy of Employee against the Employer or any successor in respect of a termination by the Employer or any successor of Employee's employment upon a Change of Control and the Employee hereby waives any and all claims (other than for recovery of such termination benefit and pursuant to stock options and warrants (including the Warrants) he may hold) against the Employer or any successor arising from the termination of Employee's employment upon a Change of Control. For purposes of this Agreement, "Change of Control" means (i) the transfer of more than fifty percent (50%) of the capital stock of Employer (on a fully-diluted basis) (other than on exercise of outstanding warrants) or all or substantially all of the Employer's assets; (ii) the merger or consolidation of Employer or any of its subsidiaries with, any one or more persons or entities other than subsidiaries of Employer; or (iii) the merger or consolidation of Employer with Dycam, Inc. if immediately following such merger or consolidation, Employee is not chief executive officer of the surviving company.

      3.  COMPENSATION
          ------------

          (a) In consideration for all of the services to be rendered by Employee to Employer, Employer shall pay Employee an annual base salary of Two Hundred Thirty Thousand and No/100 Dollars ($230,000) (the "Annual Base Salary") subject to increase from time to time in the sole discretion of Employer's Board of Directors.

          (b) The Annual Base Salary shall be paid to Employee in periodic installments throughout the year in accordance with Employer's normal and customary pay policy for executive officers of Employer.

          (c) In addition to the Annual Base Salary, Employee shall be eligible to receive a one time bonus (the "Incentive Bonus") of $50,000. The Incentive Bonus shall be deemed accrued if the unaudited accounts of the Employer reflect a Cash-Flow Break Even for any three consecutive month period during the Term. The Incentive Bonus shall be paid as promptly as practicable following its accrual. "Cash-Flow Break Even" shall mean a positive operating monthly cash flow of the Employer determined in accordance with GAAP before interest expense but after capital expenditures. Employee shall also be eligible to receive discretionary bonuses in the sole discretion of Employer's Board of Directors.

          (d) The amount of the Annual Base Salary and any other cash amounts payable pursuant to this Agreement are gross amounts due by Employer to Employee hereunder, and Employer shall have the right to deduct therefrom all taxes and other amounts which may be required to be deducted or withheld by law (including, but not limited to, federal income tax withholding and social security payments), whether such law is now in effect or becomes effective after the date of this Agreement.

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

          (e) Concurrently herewith, Employer and Employee have entered into a Warrant Agreement in the form of Exhibit A hereto pursuant to which the Employer has granted Employee warrants (the "Warrants") to purchase an aggregate of 4,071,684 shares of the Employer's common stock constituting 5% of the Employee's common stock on a fully-diluted basis, taking into account all outstanding shares, warrants and options and options issuable under the Employer's stock option plan and have entered into an amendment, in the form of Exhibit "B" hereto, to the Registration Rights Agreement dated as of May 15, 1996 between Employer and Employee.

      4.  EMPLOYEE BENEFITS AND BUSINESS EXPENSES.
          ---------------------------------------

          (a) During the term hereof, Employee shall be entitled to participate in such employee benefit plans and programs maintained by the Employer for the benefit of its executive officers and to participate in applicable new or amended programs, including, but not limited to, medical, dental, health, life, accident and disability insurance programs, savings for retirement plans, bonus, stock option plans, and any other incentive compensation plans, provided that the Employer is not obligated to provide any particular plan or program and may adopt, terminate or modify any such plan or program in its sole discretion.

          (b) Employee shall be reimbursed $27,500 in non-accountable moving expenses in connection with his re-location to Ventura County, California or its environs.

          (c) Employee shall be reimbursed for any necessary business expenses reasonably incurred by Employee in carrying out Employee's duties, functions and responsibilities hereunder, subject to providing the Employer with reasonable documentation in support thereof.

      5.  VACATION AND SICK LEAVE TIME
          ----------------------------

          Employee shall be entitled to four (4) weeks vacation annually, commencing on his first day of employment hereunder, which shall be taken at such time or times as are approved by the Chairman of the Board of Directors (if other than Employee), or if Employee is acting as Chairman, by the Chairman of the Audit Committee or the full Board of Directors. Employee shall also be entitled to such holiday and sick leave time pursuant to the plan or policy currently in effect, or as hereafter may be amended, available for other executive officers of Employer. Vacation time shall not carry over from year to year in excess of one week per year.

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

      6.  TERMINATION OF EMPLOYMENT
          -------------------------

          (a) Death or Disability.  The Term shall terminate automatically upon
              -------------------
Employee's death. If, in the good faith opinion of the Board of Directors (excluding Employee), Employee shall be prevented from performing his duties and responsibilities hereunder as a result of physical or mental illness, injury or other incapacity for a period of ninety (90) days in the aggregate in any twelve-month ("Disability"), then, to the extent permitted by law, the Employer may, at the election and in the sole discretion of the Board of Directors (excluding Employee), terminate the Term effective upon the date specified for such termination in written notice thereof delivered to Employee. In the event that Employee shall dispute the determination of the Board of Directors as to the Disability of Employee, Employee may appeal the determination to a panel of three doctors, one to be selected by Employee, one to be selected by the Board of Directors (excluding Employee) and one to be selected by the doctors chose by Employee and the Board of Directors. The decision of the panel of doctors shall be final. Any termination for Disability under this Agreement shall not affect the rights, if any, that Employee may otherwise have under any disability plan the Company may have in effect at the date of such termination and in which Employee is then participating.

          (b) Cause.  Employer may, at the election and in the sole discretion
              -----
of the Board of Directors (excluding Employee), terminate the Term for "Cause" effective on the date specified for termination in written notice thereof delivered to Employee. For purposes of this Agreement, "Cause" shall mean that, in the good faith judgment of the Board of Directors (excluding Employee), one or more of the following events shall have occurred: (i) Employee's habitual or willful neglect of any of his material duties, responsibilities or obligations hereunder provided that such neglect shall continue for ten days following written notice to Employee; (ii) Employee's refusal to follow reasonable and lawful directions of the Board of Directors provided that such refusal shall continue for ten days following written notice to Employee; (iii) Employee's conviction of, or pleading of nolo contendere to, (x) any felony of any type or
                              ---- ----------
(y) any misdemeanor involving acts of moral turpitude or financial wrongdoing, including without limitation, bribery, fraud, securities laws violations or embezzlement or any other acts which could result in material damage to Employer's reputation or otherwise have a material adverse effect on Employer; and (v) Employee's breach of any confidentiality, nondisclosure, noncompetition, or other agreement as may be entered into by Employee from time to time in connection with Employee's employment.

          7.  COVENANT NOT TO COMPETE.  Employee covenants and agrees that
              -----------------------
Employee will not during the Term, directly or indirectly in the United States of America or Canada, as a principal, partner, agent, consultant or otherwise of any person, partnership, corporation or other entity, engage in or be financially interested in any business or group of affiliated or unaffiliated businesses (other than Employer) that engages in any business which is in competition with any material line or business in which the Employer or its affiliates then currently engages or which the Employer or its affiliates are then currently developing. This Section 7 shall not prohibit Employee from investing in less than three percent (3%) of any class of equity security of a company that has a class of equity security registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, so long as Employer is not actively involved in any capacity with the operation or management of such business.

     8.   CONFIDENTIALITY, PROPRIETARY INFORMATION AND TRADE SECRETS.
          ----------------------------------------------------------

          (a) During the Term and at all times thereafter, Employee shall not use for his personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company other than Employer, any material referred to in subsections (f) and (g) of this
Section 8, or any proprietary information regarding the business methods, business policies, procedures, techniques, research or development projects or results, trade secrets or other knowledge or processes of, or developed by, Employer or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business operations or activities of Employer, made known to Employee or learned or acquired by Employee while employed by Employer.

          (b) During the Term of this Agreement and for a period of two (2) years after the termination of this Agreement, Employee shall not, directly or indirectly, in any geographic area served by Employer or its affiliates induce or attempt to influence any employee of Employer or its affiliates to terminate his or her employment with Employer or its affiliates or to hire any such employee of Employer or its affiliates.

          (c) Employee acknowledges and agrees that the restrictions contained in Section 7 hereof and in subsections (a) and (b) of this Section 8 (the "Restrictions"), in view of the nature of the business in which Employer is engaged, are reasonable and necessary in order to protect the legitimate business interests of Employer, and Employee therefore further acknowledges and agrees that, in the event Employee violates, or threatens to violate, any of such Restrictions, Employer shall be entitled to obtain from any court of competent jurisdiction, without the posting of any bond or other security, preliminary and permanent injunctive or equitable relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies at law or in equity to which Employer may be entitled.

          (d) If any Restriction, or any part thereof, is determined in any judicial or administrative proceeding to be invalid or unenforceable by reason of duration, geographical scope, or otherwise, the intention of the parties is that the Court or administrative officer reduce such Restriction to those which it deems to be valid and enforceable and that the remainder of the Restrictions shall not thereby be affected and shall be given full effect, without regard to the invalid or unenforceable provisions.

          (e) If Employee violates any of the Restrictions, the restrictive period shall not run in favor of Employee from the time of the commencement of any such violation until such time as such violation shall be cured by Employee to the satisfaction of Employer.

          (f) It is recognized that Employee will have access to certain confidential information of Employer and its affiliates, and that such information constitutes valuable, special and unique property of Employer and its affiliates. Employee shall not at any time during the term of this Agreement disclose any such confidential information to any party for any reason or purpose except as may be made in the normal cause of business of Employer and for its benefit.

          (g) All advertising, sales, and other materials including, without limitation, customer sales analyses, invoices, or any other materials, designs or data of any kind furnished to Employee by Employer or developed by Employee on behalf of Employer or at Employer's direction or for Employer's use or otherwise in connection with Employee's employment hereunder, are and shall remain the sole, exclusive and confidential property of Employer. In the event that Employer requests the return of such materials at any time during, upon or after the termination of Employee's employment, Employee shall immediately deliver the same, and any and all copies thereof, to Employer.

     9.   Successors.
          ----------

          (a) This Agreement shall inure to the benefit of and be binding upon Employer and Employee. This Agreement and the benefits and obligations of Employer hereunder may be assigned by Employer to any person acquiring all or substantially all of the assets or all of the issued and outstanding equity securities of Employer.

          (b) This Agreement shall inure to the benefit of and be binding upon Employee and Employee's executors, administrators, trustees, heirs and legal representatives. Because Employee's duties, functions, responsibilities, and services hereunder are special, personal and unique in nature, Employee shall not transfer, sell or assign, by operation of law or otherwise, Employee's obligations under this Agreement.

     10.  Waivers.  Neither the failure nor any delay on the part of either
          -------
party hereto to exercise any right, remedy, power or privilege (collectively, "Right") under this Agreement shall operate as a waiver, abandonment or release thereof, nor shall any single or partial exercise of any Right preclude any other or further exercise of the same or of any other Right, nor shall any waiver of any Right with respect to any occurrence by construed as a waiver of such Right with respect to any other occurrence.

     11.  Severability.  If any provision of this Agreement shall be held to be
          ------------
invalid or unenforceable, such invalidity or unenforceability shall not affect or impair the validity or enforceability of the remaining provisions of this Agreement, which provisions shall remain in full force and effect, and the parties hereto shall continue to be bound thereby.

     12.  Entire Agreement.  This Agreement contains the entire agreement
          ----------------
between the parties relating to the subject matter hereof and supersedes all previous agreements and understandings between the parties, whether written or oral, with respect to the subject matter hereof, including without limitation that certain Consulting Agreement dated as of April 19, 1996; provided, however, that 137,500 warrants granted pursuant to such Consulting Agreement are vested and not included in the Warrants. This Agreement shall not be modified, altered or amended except by a writing executed by both parties. Employee acknowledges and agrees that no such agreement will be effective unless it is approved by formal resolution of the Board of Directors of Employer.

     13.  Notices.  Any notice or other communication provided for in this
          -------
Agreement or contemplated hereby shall be sufficiently given if given in writing and delivered personally or by certified mail, return receipt requested, and addressed, in the case of the Employer, to the Employer at:

                    Styles on Video, Inc.
                    667 Rancho Conejo Blvd.
                    Newbury Park, CA  91320

and in case of Employee, to him at:

                    K. Eugene Shutler
                    667 Rancho Conejo Blvd.
                    Newbury Park, CA  91320

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

Notice shall be effective when so delivered personally or, if mailed, three days after deposit thereof with postage prepaid in the U.S. mail. Either party may designate a different address by giving notice of change of address in the manner provided above.

     14.  Arbitration.  Any disputes under this Agreement shall be resolved by
          -----------
binding arbitration in Los Angeles, California in accordance with the rules and procedures of the American Arbitration Association as then in effect provided that neither party shall be precluded from obtaining provisional relief in any court of competent jurisdiction. In any such dispute, the arbitrators or court may award the prevailing party its reasonable fees and costs incurred in connection therewith.

     15.  Construction of Agreement.  This Agreement shall be governed by,
          -------------------------
construed and enforced in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year above first written.

                         STYLES ON VIDEO, INC.,
                         a Delaware corporation



                         By:
                              -----------------------------------------------
                              Name:
                              Title:



                              -----------------------------------------------
                              K. Eugene Shutler

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